SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2005 (April 28, 2005)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-8052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

2001 Third Avenue South, Birmingham, Alabama 35233

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 325-4200

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index of Exhibits page     .

Total number of pages in this report is     .

Item 1.01	Entry into a Material Definitive Agreement.

Shareholders of Torchmark Corporation approved the Torchmark Corporation 2005 Non-Employee Director Incentive Plan (the “Director Plan”) and the Torchmark Corporation 2005 Incentive Plan (the “Incentive Plan”) on April 28, 2005. The Director Plan was described in and submitted as Appendix A to the Schedule 14A Proxy Statement for the Annual Meeting of Shareholders of Torchmark Corporation held April 28, 2005 (the “2005 Proxy Statement”). The Incentive Plan was described in and submitted as Appendix B to the 2005 Proxy Statement. By virtue of the receipt of shareholder approval of the Director Plan, certain contingently granted director deferred compensation stock options also became effective on April 28, 2005.

Item 5.02	Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	Director R.K. Richey reached the retirement age for Non-Employee directors and accordingly retired as a director on April 28, 2005.

Director George J. Records retired from the Board of Directors on April 28, 2005. His decision not to stand for reelection to an additional term was previously timely reported in a Form 8-K dated February 16, 2005.

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

(a)	Effective April 28, 2005, the By-laws of Torchmark Corporation were amended to delete Sections 1 (Executive Committee) and 4 (Finance Committee) of Article IV (Standing Committees), renumber the remaining sections of Article IV and remove other references from Article IV to the executive or finance committees. The Board of Directors determined on April 28, 2005 to abolish the Executive Committee and the Finance Committee as they were no longer needed and/or were not actively functioning. The previous provision of the By-laws regarding the executive committee stated that the committee would consist of the Chairman of the Board, the president and not less than two nor more than four members of the Board of Directors, with the committee chairman selected by the Board. The executive committee was to make recommendations on the strategic direction to be taken by the Company to the Board of Directors. The former By-law provision relating to the finance committee stated that this committee would be comprised of not less than three nor more than eight directors with a committee chairman selected by the Board of Directors and had as its principal functions and responsibilities to: review and approve investment and loan policies; review and approve asset-liability management policies; monitor corporate financial results; recommend corporate financial actions, including dividends and capital financing; make recommendations to the Board with respect to the terms and provisions of any issue of securities of the Company; and serve as the pricing committee in connection with any such financing, authorizing the execution of any underwriting agreement to effectuate such issue.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

3.2	Restated By-laws of Torchmark Corporation, as amended.

10.1	Torchmark Corporation 2005 Non-Employee Director Incentive Plan.

10.2	Torchmark Corporation 2005 Incentive Plan.

10.3	Form of Deferred Compensation Stock Option Grant Agreement pursuant to the Torchmark Corporation 2005 Non-Employee Director Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: May 4, 2005	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and Corporate Secretary

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